                                                                      EXHIBIT-10
                              EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 28th day of June, 2002.

BETWEEN:

         SECURITY BIOMETRICS, INC., or Assignee
         -------------------------
         a company incorporated under the laws of the State of Nevada and having a place of business at #1410 - 1030 West Georgia Street, Vancouver, BC, Canada V6E 2Y3

         (hereinafter called the "CORPORATION")

                                                         OF THE FIRST PART

AND:

         ROBERT SOLOMON,
         --------------
         Businessman of 10598 NE Valley Road, Bainbridge Island, WA, USA, 98110

         (hereinafter called the "CHIEF TECHNOLOGY OFFICER")

                                                         OF THE SECOND PART

WHEREAS the Corporation and the Chief Technology Officer have agreed to enter into this Agreement for purposes of setting forth the terms and conditions governing the employment of the Chief Technology Officer by the Corporation.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements and payments herein set out and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed to by the parties), the parties hereto covenant and agree as follows;

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement (including any Schedules attached hereto), the following expressions shall have the following meanings:

     a) "AFFILIATES" shall have the meaning ascribed to same in the Company Act or similar Act in effect in the State of Nevada;

     b) "BUSINESS DAY" means any day, other than a Saturday, Sunday or any other day on which the principle chartered banks located in the City of Nevada are not opened for business during normal banking hours;

     c)   "COMPANIES" means the Corporation and its Affiliates;



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     d)   "CONFIDENTIAL INFORMATION" means all information, know-how, data, techniques, knowledge and other confidential information of every kind or character relating to or connected with the business, corporate affairs and operations of the Companies (including the Corporation) and includes, without limitation, shareholder data, compensation rates and methods, personnel information and customer information including customer lists stating names of contacts, telephone numbers and other customer information;

     e) "DATE OF DISABILITY" means the date on any letter from the qualified medical professional referred to in the definition of "Disability";

     f) "DATE OF TERMINATION" means the date the Termination Notice is given by the Corporation or the Chief Technology Officer (as the case may be) to the Corporation or the Chief Technology Officer (as the case may be) in accordance with paragraphs 5.1, 5.2 or 5.3 hereof and for the purposes of paragraph 5.4 hereof, means the Date of Death or the Date of Disability as specified in paragraph 5.4 hereof;

     g) "DISABILITY" means ill health, physical or mental disability, or other causes beyond the control of the Chief Technology Officer confirmed in writing by a qualified professional (medical doctor or psychologist/psychiatrist), preventing the Chief Technology Officer from carrying out the Chief Technology Officer Duties for sixty (60) consecutive days or a total of ninety (90) days in any twelve (12) consecutive months;

     h) "NEW PRODUCT" means Product whose sales commenced during the previous 12 month period;

     i) "EXECUTIVE BONUS" means the bonus to be paid to the Chief Technology Officer as set out in Schedule "B" attached hereto and forming part hereof;

     j) "FISCAL YEAR" means the fiscal year of the Corporation which is a twelve (12) month period commencing January 1 and ending on December 31;

     k) "GROSS SALARY" means the gross salary defined and described in Schedule "B" attached hereto and forming part hereof;

     l) "JUST CAUSE" means the Chief Technology Officer i) commits any act of theft or fraud against the Corporation; ii) is convicted of a felony;
          iii) knowingly and materially falsifies any employment or Corporation records; iv) improperly discloses any of the Corporation's confidential or proprietary information; v) is guilty of excessive chronic and unexcused absenteeism; vi) unlawfully appropriates a corporate opportunity; vii) engages in willful misconduct to the material detriment of the Corporation, or viii) knowingly or willfully breaches any of Executive's representations, warranties or covenants contained in this Agreement;


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     m)   "CHIEF TECHNOLOGY OFFICER DUTIES" means the position of Technical
          Advisor to the Board of the Corporation responsible for those matters detailed and described in Schedule "A" attached hereto and forming part hereof.

     n) "NON-COMPETITION PERIOD" means the period of time determined as follows:

          i) if the Corporation terminates this Agreement in accordance with paragraph 5.1 hereof, then, the Non-Competition Period shall be for two (2) years (24 months); OR

          ii) if the Corporation terminates this Agreement in accordance with paragraph 5.2 hereof, or the Chief Technology Officer terminates this Agreement for Good Reason in accordance with paragraph 5.3 hereof, then, the Non-Competition Period shall commence on the Date of Termination and shall end at the expiry of the period of time for which the Severance Allowance was paid; OR

          iii) if the Chief Technology Officer terminates this Agreement in accordance with paragraph 5.3 hereof other than for Good Reason, then, the Non-Competition Period shall be for two (2) years (24 months); OR

          iv) if the Term expires in the ordinary course of business, and, a Date of Termination did not occur before the expiry of the Term, then, the Non-Competition Period shall be for one (1) year (12 months) commencing on the expiry of the Term; OR

          v) if the Term is extended, either verbally or in writing, and the Corporation and the Chief Technology Officer do not agree in writing to the contrary, then, the Non-Competition Period shall be for one (1) year (12 months) commencing on the date that the Chief Technology Officer is no longer retained by the Corporation;

     o) "SEVERANCE ALLOWANCE" means the severance allowance described and specified in paragraph 5.2(b) hereof;

     p) "TERM" means the term of three (3) years specified in paragraph 2.3 hereof;

     q) "TERMINATION NOTICE" means the notice in writing given by the Corporation to the Chief Technology Officer in accordance with paragraphs 5.1 or 5.2 hereof, and, the notice in writing given by the Chief Technology Officer to the Corporation in accordance with paragraph 5.3 hereof.

HEADINGS

1.2 The headings of the Articles, clauses and paragraphs herein are inserted for convenience of reference only and shall not affect the meaning of construction hereof.


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PREAMBLE

1.3   The preamble hereto shall form an integral part of this Agreement.

SCHEDULES

1.4 All Schedules referred to in this Agreement shall be deemed to be incorporated in and shall form part of this Agreement.

GOVERNING LAWS

1.5 This Agreement shall be construed and interpreted in accordance with the laws of the State of Washington.

CURRENCY

1.6 All dollar amounts referred to in this Agreement are US dollars and all dollar amount calculations to be made or paid (as the case may be) in accordance with this Agreement are to be made or paid (as the case may be) in US dollars.

NUMBER AND GENDER

1.7 All words importing the singular number include the plural and vice versa, and all words importing gender include the masculine, feminine and neutral genders.

                                    ARTICLE 2
                                 EMPLOYMENT/TERM

EMPLOYMENT

2.1 The Corporation hereby agrees to employ the Chief Technology Officer to perform the Chief Technology Officer Duties and the Chief Technology Officer agrees to accept such employment and to perform the Chief Technology Officer Duties, all in accordance with the express terms, duties and obligations hereinafter set forth.

RELATIONSHIP

2.2 The parties hereto agree that the relationship between the Corporation and the Chief Technology Officer created by this Agreement is that of employer-employee.

TERM

2.3 This Agreement shall continue in full force and affect until the expiration of three (3) years from June 28th, 2002, and thereafter shall be subject to renegotiation or renewal at the discretion of the board of directors of the Corporation and the Chief Technical Officer.


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                                    ARTICLE 3
                         DUTIES, REPORTING AND LOCATION

DUTIES

3.1 The Chief Technology Officer shall, during the Term, perform the Chief Technology Officer Duties.


POWERS

3.2 During the Term the Chief Technology Officer shall have the power to do all acts and things as are customarily done by a person holding the same or equivalent positions in corporations of similar size conducting similar business to the Corporation.


EXCLUSIVITY

3.3 During the Term the Chief Technology Officer shall devote his full time efforts to performing the Chief Technology Officer Duties and the Chief Technology Officer shall not engage, for his own account, in any consulting work, trade or business pertaining to the business of the Companies (including the Corporation) which will or may interfere with his abilities to perform the Chief Technology Officer's duties or result in conflict with the business carried out by the Companies (including the Corporation).


REPORTING

3.4 In carrying out the Chief Technology Officer Duties, the Chief Technology Officer shall report to the Chief Executive Officer of Security Biometrics Inc. or, if requested by the said Chief Executive Officer, to such other person as may be designated by the Chief Executive Officer of Securities Biometrics Inc. from time to time, and the Chief Technology Officer shall act consistently with the directions and policies established, from time to time, by the Board of Directors of the Corporation.


LOCATION

3.5 During the Term the Chief Technology Officer shall be based at the Corporation's offices located in Bainbridge Island, Washington, or at such other location within the State of Washington as the Corporation's offices may be located and at no time during the Term shall the Corporation require or obligate the Chief Technology Officer to move out of the State of Washington unless the Chief Technology Officer consents, in writing, to such move. This paragraph 3.5 shall not be interpreted to diminish the right of the Chief Executive Officer to resign with Good Reason as permitted by paragraph 5.3.


INDEMNIFICATION

3.6 The Corporation shall indemnify, hold harmless and defend the Chief Technology Officer from and against any and all claims, demands, causes of action, damages and attorney's fees arising from or relating to the Chief Technical Officer's employment by and provision of services to the Corporation, unless arising from the willful wrongdoing or gross negligence of the Chief Technical Officer.


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                                    ARTICLE 4
                                  COMPENSATION

GROSS SALARY

4.1 In consideration of the Chief Technology Officer performing the Chief Technology Officer Duties, the Chief Technology Officer shall, subject to
Article 5 hereof, receive from the Corporation the Gross Salary.


EXECUTIVE BONUS

4.2 In consideration of the Chief Technology Officer performing the Chief Technology Officer Duties, the Chief Technology Officer shall, subject to
Article 5 hereof, receive from the Corporation the Executive Bonus calculated in accordance with this Agreement including, but without limitation, Schedule "B". If there is any dispute between the Chief Technology Officer and the Corporation with respect to the calculation of New Product Sales (as opposed to what constitutes a New Product), then, a determination of the auditors of the Corporation as to the amount of New Product Sales, computed in accordance with Generally Accepted Accounting Principles, shall be final and binding upon the Corporation and the Chief Technology Officer.


VACATIONS/VEHICLE

4.3 The Chief Technology Officer shall be entitled to the following additional benefits:

     a) three (3) weeks paid annual vacation during the first year of the Term and four (4) weeks paid annual vacation during each of the remaining two (2) years of the Term; and

     b)   a vehicle allowance in the amount set out in Schedule "B".


REIMBURSEMENT

4.4 The Corporation shall pay or reimburse the Chief Technology Officer, for all reasonable business expenses, including, without limitation, all travel and promotional expenses payable or incurred by the Chief Technology Officer in connection with the proper discharge of the Chief Technology Officer Duties. All payments or reimbursements shall be made upon submission by the Chief Technology Officer of vouchers, bills or receipts for all such reasonable expenses.

4.5 Without restricting the generality of paragraph 4.4 hereof, it is agreed that in order for the Chief Technology Officer to carry out the Chief Technology Officer Duties the Chief Technology Officer will require a cellular phone, a fax line to his home and an internet connection to his home in order to facilitate e-mails. The Chief Technology Officer will be reimbursed for these items.


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BENEFITS

4.6 The Chief Technology Officer shall be entitled to participate in and to receive all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by the Corporation and its Affiliates for their comparable level employees generally, subject to his ability to qualify for participation in such plans. The Chief Technology Officer's rights under such plans, if any, existing at the Date of Termination, shall not be affected by the termination of the Chief Technology Officer if such termination is due to the Chief Technology Officer becoming incapacitated, to the extent that the then existing plans, if any, allow the Corporation to continue coverage for the Chief Technology Officer upon his becoming incapacitated and, provided always that the Corporation shall not be required to obtain alternative or additional coverage under the same or similar plans, in which case the Corporation shall have no obligations pursuant to this section. Notwithstanding the foregoing, during the term of the Agreement the Chief Technology Officer shall be provided insurance coverages no less favorable than he was provided by DataDesk immediately prior to its acquisition by the Corporation.


STOCK OPTIONS

4.7 The Chief Technology Officer shall be granted an option to acquire 250,000 shares of the common stock of the Corporation at an exercise price of $0.11 per share. Such option shall vest immediately as to one half of the option shares and the remainder shall vest in four equal increments at the end of each calendar quarter commencing September 30, 2002, provided the Chief Technical Officer must be in the employ of the Company on the applicable vesting date. The unvested portion of the option shall vest immediately and be fully exercisable in the event the Chief Technology Officer is terminated without Just Cause or resigns with Good Reason. In consideration of the Chief Technology Officer serving on the Technical Advisory Committee of the Corporation, he shall be granted an additional option to acquire 100,000 shares of the common stock of the Corporation at an exercise price of $0.11 per share. Such option shall be fully vested. The options granted hereunder shall have a term of ten (10) years without regard to whether the Chief Technology Officer remains in the employ of the Corporation.

                                    ARTICLE 5
                        TERMINATION AND DEATH/DISABILITY

JUST CAUSE

5.1 The Corporation shall be entitled, upon written notice to the Chief Technology Officer, to terminate this Agreement and the Chief Technology Officer's employment with the Corporation at any time for Just Cause. If the Chief Technology Officer's employment is terminated for Just Cause, then, the Corporation shall pay to the Chief Technology Officer the sum of the following:

     a)   the Gross Salary to the Date of Termination; and

     b) the portion of the Executive Bonus applicable to the Fiscal Year in which the Date of Termination occurs pro rata to the Date of Termination;

less withholding taxes and deduction that may be required under any applicable law and following such payment the Corporation shall have no further obligation to the Chief


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Technology Officer under this Agreement and the Chief Technology Officer shall have no further obligation to the Corporation under this Agreement, save and except for the Chief Technology Officer's obligations under Article 6.


WITHOUT JUST CAUSE

5.2 The Corporation shall be entitled, upon written notice to the Chief Technology Officer, to terminate this Agreement and the Chief Technology Officer's employment with the Corporation at any time and for whatever reason, other than Just Cause. If the Corporation terminates the Chief Technology Officer's employment with the Corporation without Just Cause, then the following shall apply:

     a) the Corporation shall pay to the Chief Technology Officer the sum of the following:

          i)   the Gross Salary to the Date of Termination; and

          ii) the portion of the Executive Bonus applicable to the Fiscal Year in which the Date of Termination occurs pro rata to the Date of Termination; and

     b) the Corporation shall pay to the Chief Technology Officer a severance allowance ("Severance Allowance") calculated and payable as follows:

          i) if the Date of Termination occurs during the first year (12 months) of the Term, commencing June 28th, 2002 and ending on June 28th, 2003, then, the Corporation shall pay to the Chief Technology Officer a Severance Allowance equal to the Gross Salary for twelve (12) months; or

          ii) if the Date of Termination occurs during the last two (2) years (24 months) of the Term, commencing on June 28, 2003 and ending on June 28th, 2005, then, the Corporation shall pay to the Chief Technology Officer a Severance Allowance equal to the Gross Salary for six (6) months;

          The Severance Allowance calculated as aforesaid shall be paid by the Corporation to the Chief Technology Officer within five (5) Business Days following the Date of Termination. During the period for which the Severance Allowance is calculated, the Corporation will maintain the Chief Technical Officer's medical, dental and vision insurance benefits and the eligibility period for COBRA health insurance continuation shall not commence until the end of the Severance Allowance calculation period.


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TERMINATION BY CHIEF TECHNOLOGY OFFICER

5.3 The Chief Technology Officer may voluntarily terminate this Agreement for any reason upon one (1) month written notice to the Corporation, in which case the Chief Technology Officer shall continue to provide his services and perform the Chief Technology Officer Duties until the Date of Termination and the Corporation shall pay to the Chief Technology Officer the monies calculated in accordance with paragraph 5.1 hereof as if the employment of the Chief Technology Officer had been terminated for Just Cause. The Chief Technology Officer shall be entitled, upon thirty days written notice to the Corporation, to resign with Good Reason. "Good Reason" shall consist of a reduction in the Chief Technology Officer's compensation, a material reduction in the Chief Technology Officer's job responsibilities or job title, or a change in the regular location of the Chief Technology Officer's place of work more than 30 miles from the existing location on Bainbridge Island, Washington. In the event the Chief Technology Officer resigns with Good Reason, he shall be entitled to receive from the Corporation the same Severance Allowance as if he was terminated without Just Cause as specified in paragraph 5.2.

DISABILITY

5.4       a)   If the Chief Technology Officer dies or becomes disabled at any time during the first one and a half (1 1/2) years of the Term, commencing on June 28th, 2002 and ending on December 28th, 2003, then, the Date of Disability shall be deemed to be the Date of Termination and the Corporation shall pay to the Chief Technology Officer (in the case of Disability) or to the Chief Technology Officer's estate (in the case of death) the monies required to be paid to the Chief Technology Officer in accordance with paragraph 5.1 hereof as if this Agreement and the Chief Technology Officer's employment with the Corporation had been terminated for Just Cause.

          b) If the Chief Technology Officer becomes disabled during the last one and a half (1 1/2) years of the Term, commencing on December 28th, 2003 and ending on June 28th, 2005, then, the Corporation shall pay to the Chief Technology Officer (in the case of disability) the Gross Salary until the expiry of the Term as if this Agreement had not been terminated. For greater certainty the monies to be paid by the Corporation to the Chief Technology Officer in accordance with this paragraph 5.4(b) hereof shall not include the Executive Bonus.

EXPIRATION OF TERM

5.5 If the Corporation in its sole discretion elects to terminate the employment of the Chief Technology Officer at the expiration of the term or the expiration of any extension of the term, the Chief Technology Officer shall be entitled to receive from the Corporation the same Severance Allowance as if he was terminated without Just Cause as specified in paragraph 5.2.


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                                    ARTICLE 6
                         NON-COMPETITION/CONFIDENTIALITY

NON-COMPETITION DURING THE TERM

6.1 The Chief Technology Officer recognizes and understands that in performing the duties and responsibilities of his employment as outlined in this Agreement, he will occupy a position of high fiduciary trust and confidence, pursuant to which he has developed and will develop and acquire wide experience and knowledge with respect to all aspects of the business of the Companies (including the Corporation). It is the expressed intent and agreement of the Chief Technology Officer and the Corporation that such knowledge and experience shall be used solely and exclusively in the furtherance of the business interests of the Companies (including the Corporation) and not in any manner detrimental to them. The Chief Technology Officer therefore agrees that so long as he is employed by the Corporation pursuant to this Agreement the Chief Technology Officer shall not engage in any practice or business in competition with the business of the Companies (including the Corporation).

CONFIDENTIALITY

6.2 The Chief Technology Officer further recognizes and understands that in the performance of his employment duties and responsibilities as outlined in this Agreement he will become knowledgeable, aware and possess Confidential Information. The Chief Technology Officer therefore agrees that except with the consent of the Chief Executive Officer of Security Biometrics Inc., the Chief Technology Officer shall not disclose such Confidential Information to any persons not employed by the Companies so long as the Chief Technology Officer is employed by the Corporation pursuant to this Agreement and thereafter for and during the Non-Competition Period; provided that the foregoing shall not apply to any Confidential Information which is or becomes known to the public or to the competitors of the Companies other than by a breach of this Agreement. On or before the Date of Termination the Chief Technology Officer shall return any and all items of property belonging to the Corporation and he:

     a) shall not remove any of the Corporation's files, information, computer data, customer lists, market or sales records;

     b) shall not divulge to anyone information obtained in regard to the methods of doing business information as to costs, prices, profits, markets, sales, information as to customers or affairs of the Corporation or its Affiliates;

     c) shall not call upon to serve or endeavor to serve any of the customers and/or patronage of the Corporation with any products or services in competition with the Corporation or its Affiliates for the duration of his non-competition obligations set forth herein;

     d) shall not directly or indirectly solicit, take away or endeavor to take away any of the customers and/or patronage of the Corporation or its Affiliates for the duration of his non-competition obligations set forth herein; and


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     e)   shall not directly or indirectly solicit, take away, hire, employ or endeavor to employ any of the employees of the Corporation or its Affiliates for the duration of his non-competition obligations set forth herein.

NON-COMPETITION AFTER TERMINATION

6.3 The Chief Technology Officer agrees that he will not either directly or indirectly as principal, agent, owner, partner, shareholder, director, officer or otherwise, own, operate, be engaged in the operation of or have any financial interest in any business operation whether a proprietorship, partnership, joint venture or private company, or otherwise carrying on or engaged in any business competing with the Companies (including the Corporation) during the Non-Competition Period unless such activity is consented to in writing by the Chief Executive Officer of Security Biometrics Inc.; provided, an activity shall not be deemed competitive for purposes of this paragraph if the Companies were not engaged or actively preparing to be engaged in the subject line of business during the Chief Technical Officer's employment, or if the Companies' subject line of business was conducted by a separate division, subsidiary or affiliate and the Chief Technical Officer had no involvement with or Confidential Information regarding such subject line of business. The restrictions in this paragraph 6.3 shall not preclude the Chief Technical Officer from holding as a passive investor no more than five percent of the stock of a publicly traded company.

ACKNOWLEDGMENT

6.4 The Chief Technology Officer and the Corporation acknowledge and agree that the time period comprising the Non-Competition Period is reasonable and fair to the Chief Technology Officer.

PROPRIETARY RIGHTS

6.5 Notwithstanding anything to the contrary contained in this Agreement, it is expressly acknowledged and understood by the Chief Technology Officer that all of the Chief Technology Officer Duties performed by the Chief Technology Officer or work product generated by the Chief Technology Officer during the Term shall vest in the Corporation absolutely and the Chief Technology Officer shall have no proprietary rights of any nature and kind in and to same.

                                    ARTICLE 7
                                     GENERAL

TIME

7.1   Time shall be of the essence of this Agreement.


ENTIRE AGREEMENT

7.2 This Agreement constitutes the entire agreement between the parties hereto relating to the employment of the Chief Technology Officer by the Corporation to perform the Chief Technology Officer Duties. There are not and shall not be any verbal statements or representations, warranties, undertakings or agreements among the parties and this Agreement


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may not be amended or modified in any respect except by written instrument signed by the parties hereto.

RESIGNATIONS

7.3 The Chief Technology Officer agrees that after termination of this Agreement and his employment with the Corporation he will tender his resignation from any position he may hold with the Corporation.


AMENDMENTS/MODIFICATIONS

7.4 No amendment or modification of this Agreement shall be binding unless in writing, signed by each of the parties hereto. No waiver by either party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon the party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.


FURTHER DOCUMENTS

7.5 The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every part thereof.


SEVERABILITY

7.6 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.


PERSONAL SERVICES

7.7 This Agreement is a personal services agreement and may not be assigned by any party.


CONTINUATION

7.8 For greater certainty it is agreed that a Date of Termination shall not relieve the parties to this Agreement from complying with their respective obligation as set out in this Agreement.


SUCCESSORS AND ASSIGNS

7.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.


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NOTICES

7.10 Any notice, direction or other instrument required or permitted to be given to the Corporation or Chief Technology Officer hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering or telecopying the same addressed to the Chief Technology Officer or the Corporation at the addresses hereinafter set forth.

     (a)  AS TO THE CHIEF TECHNOLOGY OFFICER:

          6324 Hidden Cove NE

          Bainbridge Island, WA 98110

          Fax: --

     (b)  AS TO THE CORPORATION:

          Suite 1410, 1030 West Georgia Street, Vancouver, BC, Canada, V6E 2Y3

          Fax: 604-609-7715

If any notice, direction or other instrument is given by telecopier, then, such notice, direction or other instrument shall be deemed to have been given or made on the day of sending the telecopy if sent during the recipient's normal business hours on a business day or otherwise on the next business day. If there is a disruption in postal service, then, any notice to be given in accordance with this Agreement shall be delivered or sent by telecopier and shall not be mailed. Notwithstanding anything to the contrary contained in this Agreement or this paragraph 7.10, any Termination Notice given by the Chief Technology Officer or Corporation (as the case may be) pursuant to this Agreement, shall be delivered and shall not be mailed or sent by postage pre-paid or sent by telecopier. The Chief Technology Officer or Corporation may change his or their address for service from time to time by notice given in accordance with this paragraph 7.10.


COUNTERPARTS/FACSIMILE EXECUTION

7.11 This Agreement may be executed in one or more counterparts and/or by facsimile and, when so executed shall form one Agreement and shall be as valid and binding on all parties hereto as any other counterpart.


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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                                                SECURITY BIOMETRICS, INC.

                                                Per:


                                                ________________________________
                                                Authorized Signatory


Signed, Sealed and Delivered by ROBERT    )
SOLOMON in the  presence of:              )
                                          )
                                          )
___________________________________       )
Name                                      )
                                          )  [Robert Solomon signature]
___________________________________       )  ___________________________________
Address:                                  )  ROBERT SOLOMON
                                          )
___________________________________       )
                                          )
                                          )
___________________________________       )
Occupation                                )



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                                   APPENDIX A
                         CHIEF TECHNOLOGY OFFICER DUTIES

During the Term the Chief Technology Officer shall be President of the Corporation with the following duties/responsibilities:



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                                   APPENDIX B
Gross Salary

1. During the Term the annual Gross Salary to be paid by the Corporation to the Chief Technology Officer shall be a minimum of One Hundred Fifty Thousand Dollars ($150,000.00) (US) subject to such withholdings and deductions as may be required under applicable law which Gross Salary shall be paid bi-weekly, or at such other times as the parties may agree upon. The salary shall be reviewed annually and increased as the Corporation deems appropriate, which increased amount shall then be the Gross Salary.

Executive Bonus

2. During the Term the Corporation shall pay to the Chief Technology Officer a bonus ("Executive Bonus") calculated as follows:

          a) One percent of net sales revenue (gross sales revenue less returns and allowances) generated from New Products introduced within the prior twelve months ("New Product Bonus"). New Products shall include all products the Corporation is not presently selling which are developed by or under the general direction of the Chief Technical Officer during the term of this Agreement, including without limitation products developed by Data Desk prior to its acquisition by the Corporation; new versions of existing products with material enhancements are included as New Products. A New Product shall be deemed to have been introduced on the date of delivery of the final market-ready product to a customer in the ordinary course of business, unless the product is withdrawn for technical, marketing, or other reasons and subsequently re-introduced, in which case the later date shall be the date of introduction.

          b) The Chief Technical Officer shall receive a Minimum Annual Bonus of $50,000 regardless of New Product net revenue, with the Minimum Annual Bonus to be applied toward any New Product Bonus earned during the applicable year.

          c) The New Product Bonus (or if applicable the Minimum Annual Bonus) shall be calculated on a fiscal year basis and shall be paid within thirty (30) days following the close of the applicable fiscal year.

          d) In the year of termination or expiration of this Agreement or any renewal of this Agreement, the New Product Bonus shall be calculated on net sales through the last day the Chief Technical Officer was employed, and the Minimum Annual Bonus shall be calculated pro rata for the portion of the year in which the Chief Technical Officer was employed, with the Chief Technical Officer to receive the greater of the two calculated amounts. The bonus shall be paid within thirty days of the date employment terminates.

Car Allowance

3. During the Term the Corporation shall pay to the Chief Technology Officer a car allowance of $750.00 per month.


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